   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1994

                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                                  ENRON CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                47-0255140
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)


                               1400 SMITH STREET
                             HOUSTON, TEXAS  77002
          (Address of principal executive offices, including zip code)
                              ___________________

                            ENRON CORP. SAVINGS PLAN
                            (Full title of the plan)

                               PEGGY B. MENCHACA
                                  ENRON CORP.
                          VICE PRESIDENT AND SECRETARY
                               1400 SMITH STREET
                             HOUSTON, TEXAS  77002
                    (Name and address of agent for service)

                                 (713) 853-6161
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Jeffery A. Smisek
                             Vinson & Elkins L.L.P.
                             2500 First City Tower
                               1001 Fannin Street
                           Houston, Texas  77002-6760

                        CALCULATION OF REGISTRATION FEE

================================================================================

           Title of               Amount         Proposed maximum      Proposed maximum
       securities to be            to be          offering price          aggregate            Amount of
          registered            registered         per share(1)       offering price(1)     Registration Fee
____________________________________________________________________________________________________________
  $10.50 Cumulative Second
  Preferred Convertible
  Stock, par value $1.00         500,000
                                 shares         $450.00               $225,000,000           $77,587
  Interests of                      (2)
  Participants
============================================================================================================


(1) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429, the Prospectus relating to this Registration Statement also relates to Registration Statement Nos. 2-87352, 2-98949, 33-13397 and 33-34796.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.                   INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Enron Corp., a Delaware corporation (the "Company"), and the Enron Corp. Savings Plan (the "Plan") are incorporated herein by reference and made a part hereof:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992;

                 (b) The Annual Report on Form 11-K of the Plan for the year ended December 31, 1992;

                 (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993;

                 (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993;

                 (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993;

                 (f) The Company's Current Reports on Form 8-K filed with the Commission on October 29, 1993, November 12, 1993, and February 4, 1994; and

                 (g) Description of the $10.50 Cumulative Second Preferred Convertible Stock contained in Form 8-A filed with the Commission on June 21, 1983.

                 All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.                   DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.                   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of Chapter 1 of Title 8 of the Delaware Code provides that every corporation created under the provisions thereof shall have the power to indemnify its directors, officers, employees and agents against certain liabilities.

                 The Restated Certificate of Incorporation, as amended, of the Company contains the following provisions relating to indemnification of directors and officers:

                          "1.     A director of the Corporation shall not be
                 personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                 (iv) for any transaction from which the director derived an improper personal benefit.

                          2.      (A)      Each person who was or is made a
                 party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                                  (B)      If a claim under paragraph 2(A) of
                 this Article XVI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise."

                                  (D)      The Corporation may maintain
                 insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

                 The Company has purchased liability insurance policies covering its directors and officers to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 7.                   EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.                   EXHIBITS.

                4.1       --   Restated Certificate of Incorporation of Enron Corp., as amended (incorporated by reference to
                               Exhibit 4(d) to the Company's Registration Statement on Form S-3, Registration No. 33-50641, filed
                               October 15, 1993).

                4.2       --   Bylaws of Enron Corp. (incorporated by reference to Exhibit 3.02 to the Company's Annual Report on
                               Form 10-K for the year ended December 31, 1990).

               *4.3       --   Amended and Restated Enron Corp. Savings Plan.

                5         --   The Company hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue
                               Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

              *23.1       --   Consent of Arthur Andersen & Co. regarding report included in Form 11-K.

              *23.2       --   Consent of Arthur Andersen & Co. regarding reports included or incorporated by reference in
                               Form 10-K.

              *23.3       --   Consent of DeGolyer and MacNaughton.

              *23.4       --   Consent of Mir, Fox & Rodriquez, P.C.

              *24         --   Powers of Attorney of certain directors of the Company.

__________________
*  Filed herewith.

                                  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of February, 1994.

                                        ENRON CORP.


                                        By: JACK I. TOMPKINS
                                            Jack I. Tompkins
                                            Senior Vice President and
                                            Chief Information, Administrative
                                            and Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 14th day of February, 1994.

                                  Signature                                    Title
                                  ---------                                    -----
                                KENNETH L. LAY                        Chairman of the Board,
                        ----------------------------            Chief Executive Officer and Director
                               Kenneth L. Lay                      (Principal Executive Officer)


                              JACK I. TOMPKINS                     Senior Vice President and
                        ----------------------------            Chief Information, Administrative
                              Jack I. Tompkins                         and Accounting Officer
                                                                   (Principal Financial Officer)


                               KURT S. HUNEKE                  Vice President, Finance and Treasurer
                        ----------------------------              (Principal Accounting Officer)
                               Kurt S. Huneke


                             WILLIAM A. ANDERS *                              Director
                        ----------------------------
                              William A. Anders


                             ROBERT A. BELFER *                               Director
                        ----------------------------
                              Robert A. Belfer


                            NORMAN P. BLAKE, JR. *                            Director
                        ----------------------------
                            Norman P. Blake, Jr.


                              JOHN H. DUNCAN *                                Director
                        ----------------------------
                               John H. Duncan


                                JOE H. FOY *                                  Director
                        ----------------------------
                                 Joe H. Foy

                               WENDY L. GRAMM *                               Director
                        ----------------------------
                               Wendy L. Gramm


                             ROBERT K. JAEDICKE *                             Director
                        ----------------------------
                             Robert K. Jaedicke


                              RICHARD D. KINDER *                     Director, President and
                        ----------------------------                  Chief Operating Officer
                              Richard D. Kinder


                            CHARLES A. LEMAISTRE *                            Director
                        ----------------------------
                            Charles A. Lemaistre


                              JOHN A. URQUHART *                              Director
                        ----------------------------
                              John A. Urquhart


                              CHARLS E. WALKER *                              Director
                        ----------------------------
                              Charls E. Walker


                          HERBERT S. WINOKUR, JR. *                           Director
                        ----------------------------
                           Herbert S. Winokur, Jr.


                    *By:       PEGGY B. MENCHACA
                        ----------------------------
                               Peggy B. Menchaca
                               Attorney-in-Fact


                 THE PLAN. Pursuant to the requirements of the Securities Act of 1993, as amended, the Enron Corp. Savings Plan has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 14th day of February, 1994.

                                        ENRON CORP. SAVINGS PLAN


                                        By:     PAULA H. RIEKER
                                                Paula H. Rieker
                                                Member of the Administrative
                                                Committee of the Enron Corp.
                                                Savings Plan

                                 EXHIBIT INDEX



Exhibit                                              Description of Exhibit
- -------                                              ----------------------
   4.1                --     Restated Certificate of Incorporation of Enron Corp., as amended
                             (incorporated by reference to Exhibit 4(d) to the Company's Registration
                             Statement on Form S-3, Registration No. 33-50641, filed October 15, 1993).

   4.2                --     Bylaws of Enron Corp. (incorporated by reference to Exhibit 3.02 to the
                             Company's Annual Report on Form 10-K for the year ended December 31,
                             1990).

  *4.3                --     Amended and Restated Enron Corp. Savings Plan.

   5                  --     The Company hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue
                             Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

 *23.1                --     Consent of Arthur Andersen & Co. regarding report included in Form 11-K.

 *23.2                --     Consent of Arthur Andersen & Co. regarding reports included or incorporated by reference in Form 10-K.

 *23.3                --     Consent of DeGolyer and MacNaughton.

 *23.4                --     Consent of Mir, Fox & Rodriquez, P.C.

 *24                  --     Powers of Attorney of certain directors of the Company.

__________________
*  Filed herewith.
                                      -8-